Exhibit 3.3

AMENDED AND RESTATED BYLAWS

OF

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

ARTICLE I.

OFFICES

Section 1. Business Offices. The Corporation’s principal office shall be located at 7035 High Tech Drive, Midvale, Utah 84047. The Board of Directors may designate offices at such other places as the Board of Directors may from time to time determine or as the business of the Corporation may require.

Section 2. Registered Office. The registered office of the Corporation shall be as set forth in the Corporation’s certificate of incorporation as then in effect (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”).

ARTICLE II.

STOCKHOLDERS

Section 1. Annual Meetings. Annual meetings of stockholders shall be held on such date and at such time as may be designated from time to time by the Board of Directors, at which meetings the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting. The Board of Directors may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders.

Section 2. Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by (a) the Board of Directors, (b) the Chairman of the Board or the Chief Executive Officer, or (c) the holders of shares entitled to cast not less than ten percent (10%) of the votes at the special meeting. The Board of Directors may postpone, reschedule or cancel any previously scheduled special meeting of stockholders. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

Section 3. Place of Meetings. All meetings of stockholders shall be held at such place, if any, as may be designated from time to time by the Board of Directors, the Chairman of the Board or the Chief Executive Officer and set forth in the notice of meeting. If no place is so designated, the relevant meeting shall be held at the Corporation’s principal business office. The Board of Directors may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a) of the General Corporation Law of the State of Delaware (the “DGCL”).

Section 4. Notice of Meetings. Except as otherwise provided by law, notice of each meeting of stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given by a form of electronic transmission consented to (in a manner consistent with the DGCL) by the stockholder to whom the notice is given. The notices of all meetings shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting). The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If notice is given by mail, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. If notice is given by electronic transmission, such notice shall be deemed given at the time specified in Section 232 of the DGCL.

Section 5. Fixing of Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c) Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 6. Voting List. The officer who has charge of the stock ledger shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 6 or to vote in person or by proxy at any meeting of stockholders.

Section 7. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date.

Section 8. Quorum. Except as otherwise required by law, the Certificate of Incorporation or these bylaws, a majority in voting power of the outstanding shares of stock of the Corporation entitled to vote at the meeting and present in person or represented by proxy, shall constitute a quorum at each meeting of the stockholders. In the absence of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 10 of this Article II until a quorum shall attend. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 9. Voting of Shares. Except as otherwise provided by law, the Certificate of Incorporation or these bylaws, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors at which a quorum is present a plurality of the votes cast shall be sufficient to elect. All other elections and questions presented to the stockholders at a meeting at which a quorum is present shall, unless otherwise provided by the Certificate of Incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Corporation which are present in person or by proxy and entitled to vote thereon.

Section 10. Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

Section 11. Action Without a Meeting.

(a) Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

(b) Stockholders may, unless otherwise provided by the Certificate of Incorporation, act by written consent to elect directors; provided, however, that if such consent is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action.

Section 12. Meetings by Remote Communication. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication, (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication; provided that: (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

ARTICLE III.

BOARD OF DIRECTORS

Section 1. General Powers. The Corporation’s business and affairs shall be managed by or under the direction of the Board of Directors, except as may otherwise be provided by the DGCL or the Certificate of Incorporation.

Section 2. Number, Tenure and Qualifications. The Board of Directors shall consist of not less than 3 and not more than 7 directors, the number thereof to be determined from time to time by resolution of the Board of Directors. The Board of Directors shall initially consist of the persons named as directors in the Certificate of Incorporation or elected by the incorporator of the Corporation, and each director so elected shall hold office until the first annual meeting of stockholders or until his or her successor is duly elected and qualified. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors each of whom shall hold office for a term of one year or until his or her successor is duly elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. Directors need not be stockholders. The directors may elect from their number a director to serve as Chairman of the Board, for the term and with the authority specified by the Board of Directors.

Section 3. Vacancies; Removal. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation through the Chairman of the Board, the Chief Executive Officer or the President. A director’s resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. The acceptance of a resignation shall not be necessary to make it effective unless otherwise expressly provided in the resignation. Unless otherwise provided by law or the Certificate of Incorporation, any vacancy occurring in the Board of Directors for any cause or any newly created directorship resulting from an increase in the authorized number of directors may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum, or by a sole remaining director or by the stockholders. Each director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced or until his or her successor is elected and qualified. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority in voting power of the shares then entitled to vote at an election of directors.

Section 4. Regular Meetings. A regular meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of the stockholders, or as soon as practicable thereafter at the time and place, either within or outside the State of Delaware, determined by the Board of Directors, for the purpose of electing officers and for the transaction of any other business that comes before the meeting. Regular meetings of the Board of Directors may also be held at such times and at such places, either within or outside the State of Delaware, as the Board of Directors may from time to time determine.

Section 5. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board or any two (2) directors. Special meetings of the Board of Directors may be held at any time and at any place, either within or outside the State of Delaware, as stated in the notice of the special meeting of the Board of Directors.

Section 6. Notice. Notice of regular meetings of the Board of Directors stating the place, day and hour of the meeting shall be given to each director at least ten (10) days prior to such meeting by the mailing of written notice, or at least five (5) days prior to such meeting by personal delivery of written notice or by telephonic, electronic transmission or facsimile notice, except that in the case of a meeting to be held pursuant to Section 10 of this Article III, telephonic notice may be given twenty-four (24) hours prior to such meeting. Notice shall be deemed to be given, if mailed, on the earlier of the date it is received or five (5) days after it is deposited in the United States mail, with postage prepaid, addressed to the director at such director’s business or residence address; if personally delivered, when delivered to the director; if delivered via facsimile, upon confirmation of receipt by the receiving facsimile machine; and, if telephoned, when communicated to the director. Notice of special meetings of the Board of Directors stating the place, day and hour of the special meeting shall be given to each director at least twenty-four (24) hours prior to such meeting by telephonic, electronic transmission or facsimile notice.

Section 7. Quorum and Voting. Unless otherwise provided by the Certificate of Incorporation, a majority of the total number of directors immediately before a meeting of the Board of Directors begins shall constitute a quorum for the transaction of business at any such meeting. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these bylaws, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If at any meeting of the Board of Directors there shall be less than a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

Section 8. Fees and Compensation. Directors may be paid the compensation, if any, for their services and the reimbursement of expenses of attendances at meetings as may be determined from time to time by resolution of the Board of Directors. This section shall not be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

Section 9. Executive and Other Committees.

(a) The Board of Directors may designate an executive committee and one or more other committees, each committee to consist of two (2) or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

(b) Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article III.

Section 10. Meetings by Telephone. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

Section 11. Action by Unanimous Consent Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee, as the case may be, in accordance with applicable law.

ARTICLE IV.

OFFICERS

Section 1. Number and Qualifications. The Board of Directors shall elect a Chief Executive Officer and a Secretary and it may, if it so determines, elect or appoint such other officers as it considers from time to time necessary or desirable, including a President, one or more Vice Presidents, one or more Assistant Secretaries, a Chief Financial Officer, and one or more Assistant Financial Officers. Any 2 or more offices may be held by the same person.

Section 2. Election and Term of Office. The officers of the Corporation shall be elected by the Board of Directors provided that the Board of Directors may delegate the authority to appoint officers of the Corporation to the Chief Executive Officer, subject to such limitations as the Board of Directors may from time to time prescribe. Each officer shall hold office until such officer’s successor is duly elected and qualified or until such officer’s earlier death, resignation or removal.

Section 3. Compensation. The Board of Directors shall determine the compensation to which the officers shall be entitled from time to time. No officer shall, by reason of this bylaw, be prevented from receiving any compensation by reason of the fact that such officer is also a director of the Corporation.

Section 4. Removal. Any officer may be removed by the Board of Directors or by any duly authorized committee thereof, at any time, with or without cause. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. The election or appointment of an officer or agent shall not in itself create contract rights.

Section 5. Vacancies. Any officer may resign at any time, subject to any rights or obligations under any existing contracts between the officer and the Corporation, upon notice given in writing or by electronic transmission to the Chief Executive Officer, the President or the Board of Directors. An officer’s resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. The acceptance of a resignation shall not be necessary to make it effective unless otherwise expressly provided in the resignation. A vacancy in any office, however occurring, may be filled by the Board of Directors for the unexpired portion of the term.

Section 6. Authority and Duties of Officers. The officers of the Corporation shall have the authority and shall exercise the powers and perform the duties specified below and as may be additionally specified by the Board of Directors, the Chief Executive Officer (subject to such limitations as the Board of Directors may from time to time prescribe), or these bylaws, except that in any event, each officer shall exercise such powers and perform such duties as may be required by law:

(a) Chief Executive Officer. The Chief Executive Officer shall, subject to the direction and supervision of the Board of Directors: (i) have general and active control of the Corporation’s affairs and business and general supervision of its officers, agents and employees; (ii) see that all orders and resolutions of the Board of Directors are carried into effect; and (iii) perform all other duties incident to the office of Chief Executive Officer assigned by the Board of Directors.

(b) President. The President, if any, shall, subject to the direction and supervision of the Board of Directors and the Chief Executive Officer: (i) be responsible for the operational affairs of the Corporation; and (ii) assist the Chief Executive Officer and perform the duties assigned by the Chief Executive Officer or the Board of Directors. Such officer shall, at the request of the Chief Executive Officer, or in the absence of the Chief Executive Officer or in case of the Chief Executive Officer’s inability or refusal to act, perform the duties of the Chief Executive Officer and when so acting, shall have all the powers of and be subject to all the restrictions on the Chief Executive Officer.

(c) Vice Presidents. The Vice Presidents shall assist the President and Chief Executive Officer and shall perform the duties assigned by the Chief Executive Officer, the President or the Board of Directors. Such officers shall, at the request of the President and Chief Executive Officer, or in the absence of the President or Chief Executive Officer, or each of their respective inability or refusal to act, perform the duties of the President and Chief Executive Officer, as the case may be, and when so acting, shall have all the powers of and be subject to all the restrictions on the President and Chief Executive Officer, as the case may be.

(d) Secretary. The Secretary shall: (i) keep the minutes of the proceedings of the stockholders, the Board of Directors and any committees of the Board of Directors; (ii) keep any consents to action without a meeting executed by the stockholders, the Board of Directors and any committees of the Board of Directors and delivered to the Corporation; (iii) see that all notices are duly given in accordance with these bylaws or as required by law; (iv) keep a record of all waivers of notices of meetings of the stockholders, the Board of Directors and any committees of the Board of Directors; (v) be custodian of the corporate records and of the seal of the Corporation; (vi) keep at the Corporation’s principal place of business a record containing the names and addresses of all stockholders and the number and class of shares held by each, unless such a record is kept at the office of the Corporation’s transfer agent or registrar; (vii) have general charge of the Corporation’s stock transfer books, unless the Corporation has a transfer agent; and (viii) perform all other duties incident to the office of Secretary and any other duties assigned from time to time by the Board of Directors, the Chief Executive Officer or the President.

(e) Chief Financial Officer. The Chief Financial Officer shall: (i) be the principal financial officer of the Corporation and have the care and custody of all of the Corporation’s funds, securities, evidences of indebtedness and other personal property and deposit the same in accordance with the instructions of the Board of Directors; (ii) receive and give receipts for monies paid into or on account of the Corporation and pay out of the funds on hand all bills, payrolls, and other just debts of the Corporation of whatever nature on maturity; (iii) unless there is a controller, be the principal accounting officer of the Corporation and as such prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit, and prepare and furnish to the Chairman of the Board, if any, the Chief Executive Officer, the President, if any, and the Board of Directors statements of account showing the financial position of the Corporation and the results of the its operations; (iv) on request of the Board of

Directors, make the reports required by the Board of Directors; and (v) perform all other duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned by the Board of Directors, the Chief Executive Officer or the President. Assistant financial officers, if any, shall have the same powers and duties, subject to supervision by the Chief Financial Officer.

ARTICLE V.

SHARES

Section 1. Issuance of Shares. Subject to the provisions of the Certificate of Incorporation, the issuance or sale by the Corporation of any shares of the Corporation’s authorized capital stock of any class or series, or the disposition of the Corporation’s authorized capital stock of any class or series held in treasury, shall be authorized by the Board of Directors for such lawful consideration and on such terms as the Board of Directors may determine.

Section 2. Certificates. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Every holder of stock of the Corporation represented by certificates shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, representing the number of shares held by such holder registered in certificate form. Each such certificate shall be signed in a manner that complies with Section 158 of the DGCL.

Section 3. Consideration for Shares. Shares of capital stock of the Corporation shall be issued for consideration in such form and in such manner as determined by the Board of Directors. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration shall be conclusive.

Section 4. Lost Certificates. The Corporation may issue a new certificate or uncertificated shares in place of any previously issued certificate alleged to have been lost, stolen or destroyed, upon such terms and conditions as the Board may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity and posting of such bond as the Board may require for the protection of the Corporation or any transfer agent or registrar.

Section 5. Transfer of Shares. Shares of stock of the Corporation shall be transferable in the manner prescribed by law, the Certificate of Incorporation and in these bylaws. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation or by transfer agents designated to transfer shares of stock of the Corporation. Subject to applicable law, shares of stock represented by certificates shall be transferred only on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require.

Section 6. Holders of Record. Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock, the Corporation may treat the registered owner of such share or shares as the person entitled to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner of such share or shares. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 7. Transfer Agents, Registrars and Paying Agents. The Board of Directors may appoint one or more transfer agents or registrars for making payment on any class of stock, bond, debenture or other security of the Corporation. Such agents and registrars may be located either within or outside State of Delaware. They shall have such rights and duties and shall be entitled to such compensation as may be agreed from time to time.

ARTICLE VI.

INDEMNIFICATION

Section 1. Definitions. For purposes of this Article VI, the following terms shall have the meanings set forth below:

(a) “Action” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(b) “Indemnified Party” means any person who is or was a party or is threatened to be made a party to any Action by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation (which shall include actions taken in connection with or relating to the incorporation of the Corporation) or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan of the Corporation.

Section 2. Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any Indemnified Party against any and all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Party. Notwithstanding the preceding sentence, except as provided in Section 5 of this Article VI, the Corporation shall be required to indemnify an Indemnified Party in connection with an Action (or part thereof) commenced by such Indemnified Party only if the commencement of such Action (or part thereof) by the Indemnified Party was authorized in the specific case by the Board of Directors of the Corporation.

Section 3. Determination. Any indemnification under this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that the indemnification of Indemnified Party is proper in the circumstances because such Indemnified Party has met the applicable standard of conduct required by applicable law, as the case may be. Such determination shall be made, with respect to an Indemnified Party who is a director, officer, employee or agent at the time of such determination, (i) by a majority vote of the directors who are not parties to such Action, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors, officers, employees or agents, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former Indemnified Party of the Corporation has been successful on the merits or otherwise in defense of any Action or in defense of any claim, issue or matter therein, such Indemnified Party shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such Indemnified Party in connection therewith, without the necessity of authorization in the specific case.

Section 4. Expenses Payable in Advance. Expenses, including without limitation attorneys’ fees, incurred by an Indemnified Party in defending any Action shall be paid by the Corporation in advance of the final disposition of such Action upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Party is not entitled to be indemnified by the Corporation as authorized in this Article VI.

Section 5. Claims. If a claim for indemnification under this Article VI (following the final disposition of such proceeding) is not paid in full within sixty (60) days after the Corporation has received a claim therefor by the Indemnified Party, or if a claim for any advancement of expenses under this Article VI is not paid in full within thirty (30) days after the Corporation has received a statement or statements requesting such amounts to be advanced, the Indemnified Party shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim. If successful in whole or in part, the Indemnified Party shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action, the Corporation shall have the burden of proving that the Indemnified Party is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 6. Other Indemnification. The rights to indemnification and advancement of expenses provided by this Article VI shall not be construed to be exclusive of or limit any other rights to which any Indemnified Party or other person may be entitled under the Certificate of Incorporation or any bylaw, agreement, vote of the stockholders or disinterested directors or otherwise, both as to action in such Indemnified Party’s official capacity and as to action in another capacity while holding office.

Section 7. Insurance. The Corporation may purchase and maintain insurance in the amounts the Board of Directors deems appropriate or advisable on behalf of any Indemnified Party against any liability asserted against such Indemnified Party and incurred by such Indemnified Party in such Indemnified Party’s capacity, or arising out of such Indemnified Party’s status, as an Indemnified Party, whether or not the Corporation would have the power to indemnify such Indemnified Party against such liability under applicable provisions of law.

ARTICLE VII.

MISCELLANEOUS

Section 1. Waivers of Notice. Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice.

Section 2. Books and Records. The Corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of the meetings of the Corporation’s stockholders and Board of Directors (and any committee thereof) and shall keep all other records required by law.

Section 3. Instruments. The Board of Directors may authorize any officer, agent or agents to enter into any contract or execute and deliver any instrument in the name of, and on behalf of, the Corporation, and such authority may be general or confined to specific instances.

Section 4. Amendments. These bylaws may be altered, amended or repealed, and new bylaws made, by the Board of Directors, but the stockholders may make additional bylaws and may alter and repeal any bylaws whether adopted by them or otherwise.

Section 5. Interpretation. These bylaws and each provision of these bylaws are subject to applicable statutory law and to the Certificate of Incorporation.

Section 6. Electronic Transmission. For purposes of these bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.